EXHIBIT 99.1
Vital Energy Reports Second-Quarter 2025 Financial and Operating Results
TULSA, OK - August 6, 2025 - Vital Energy, Inc. (NYSE: VTLE) ("Vital Energy" or the "Company") today reported second-quarter 2025 financial and operating results. Supplemental slides have been posted to the Company's website and can be found at www.vitalenergy.com. A conference call is planned for 7:30 a.m. CT, Thursday, August 7, 2025. A webcast will be available through the Company's website.
Second-Quarter 2025 Highlights
•Reported a net loss of $582.6 million, Adjusted Net Income1 of $76.1 million and cash flow from operating activities of $252.3 million
•Generated Consolidated EBITDAX1 of $338.1 million and Adjusted Free Cash Flow1 of $36.1 million
•Reported capital investments of $257.0 million, excluding non-budgeted acquisitions and leasehold expenditures, above guidance of $215-$245 million
•Reported lease operating expense ("LOE") of $107.8 million, below guidance of $112-$118 million
•Reported total general and administrative expenses ("G&A") of $23.8 million, below guidance of $24.6-$26.7 million
•Produced 137.9 thousand barrels of oil equivalent per day ("MBOE/d") and oil of 62.1 thousand barrels of oil per day ("MBO/d"), within guidance of 133.0-139.0 MBOE/d and 61.0-65.0 MBO/d, respectively
•Commenced production from the Company's first two J-Hook wells
•On schedule to TIL all 38 second-half 2025 wells by early October
•Divested 3,800 net non-core acres in Crane and Upton counties, Texas, for $6.5 million in July 2025, with proceeds allocated to debt reduction
"Our second quarter results demonstrate our ongoing efforts to lower costs and optimize our assets, with the ultimate goal of enhancing returns," stated Jason Pigott, President and CEO. "We have made substantial progress to sustainably reduce operating, personnel and corporate costs as we streamline our business and strengthen our balance sheet. Additionally, we continue to lead the industry in the application of optimized well designs, completing our first J-Hook wells and commencing drilling on a section to be fully developed with 12 horseshoe wells. We remain committed to the capital and cost discipline that will allow us to generate sustainable Adjusted Free Cash Flow from our high-quality asset base."
Second-Quarter 2025 Financial and Operations Summary
Financial Results. The Company had a net loss of $582.6 million, or $(15.43) per diluted share. Results were impacted by a non-cash pre-tax impairment loss on oil and gas properties of $427.0 million and a valuation
1Non-GAAP financial measure; please see supplemental reconciliations of GAAP to non-GAAP financial measures at the end of this release.

allowance against the Company's federal net deferred tax asset of $237.9 million. Adjusted Net Income was
$76.1 million, or $2.02 per adjusted diluted share. Cash flows from operating activities were $252.3 million and Consolidated EBITDAX was $338.1 million.
The impairment was related to the full cost ceiling limitation, driven primarily by the decline in the trailing 12-month SEC mandated oil price calculation, and excludes the value of the Company's commodity derivative positions and only includes the 171 proved undeveloped locations in the Company's current proved reserves out of approximately 920 inventory locations at the beginning of the year, net of divestitures. Additionally, as a result of the full cost ceiling impairment and the expectation of future impairments, a valuation allowance against the Company's net deferred tax asset was recorded.
Production. Vital Energy's total and oil production averaged 137,864 BOE/d and 62,140 BO/d, respectively. Weather and temporary curtailments related to the installation of additional production equipment negatively impacted average daily production by 780 BOE/d, 500 BO/d of which was oil.
Capital Investments. Total capital investments, excluding non-budgeted acquisitions and leasehold expenditures, were $257 million, including approximately $13 million related to drilling cost overruns and $11 million to accelerate development activity into the second quarter. Second quarter investments included $216 million in drilling and completions, $27 million in infrastructure investments, $8 million in other capitalized costs and $6 million in land, exploration and data-related costs.
Operating Expenses. LOE was 6% lower than the midpoint of guidance at $107.8 million, driven by lower than expected costs on the recently acquired Point Energy assets and ongoing cost optimization across the Midland and Delaware basins that reduced field power generation and chemicals costs.
G&A Expenses. Total G&A expenses were 7% below the midpoint of guidance at $23.8 million as the Company continued to reduce employee and professional costs.
Adjusted Free Cash Flow and Net Debt. Adjusted Free Cash Flow was $36 million, with sustainable expense reductions largely offsetting drilling outspend. Net Debt1 increased by $8 million during the quarter as the Company's net changes in operating assets and liabilities decreased by $41 million.
Liquidity. At June 30, 2025, the Company had $745 million outstanding on its $1.4 billion senior secured credit facility and cash and cash equivalents of $30 million.
2025 Outlook
Production. Planned completion of 38 wells in late third quarter/early fourth quarter is expected to meaningfully increase production volumes. Total and oil production ranges for full-year 2025 were narrowed to account for actual second-quarter 2025 volumes and are expected to be 136.5-139.5 MBOE/d and 63.3-65.3 MBO/d, respectively.
Capital Investments. Vital Energy reduced expectations for third quarter investments by $25 million to $235-$265 million, in part reflecting the acceleration of capital into the second quarter. Guidance for the fourth quarter is
1Non-GAAP financial measure; please see supplemental reconciliations of GAAP to non-GAAP financial measures at the end of this release.

unchanged. Full-year 2025 capital expectations were narrowed to $850-$900 million.
Operating Expenses. The Company expects recent improvements in operating expenses to be sustainable. Third quarter LOE is expected to be $109-$115 million and decline to $107-$113 million in the fourth quarter of 2025.
G&A Expenses. In June, Vital Energy reduced its combined employee and contractor headcount by approximately 10%, resulting in sustainably lower G&A expense. Total G&A for both the third and fourth quarters of 2025 is expected to decline approximately 12% from second-quarter 2025 to a range of $20.0-$22.0 million.
Non-core Divestitures. In July 2025, Vital Energy closed on the sale of approximately 3,800 net acres in Crane and Upton counties for $6.5 million. The sale included five of the Company's inventory locations in the Barnett formation with no impact to production. Year-to-date, Vital Energy has closed on non-core asset sales totaling $27 million.
Adjusted Free Cash Flow and Net Debt. For full-year 2025, the Company expects to generate approximately $305 million of Adjusted Free Cash Flow at current oil prices of ~$67 per barrel WTI, inclusive of hedging proceeds, and reduce Net Debt by approximately $310 million. The estimated Net Debt reduction includes proceeds from non-core asset sales and increases in debt from working capital changes and organizational restructuring expenses. Through the first half of 2025, Vital Energy reduced Net Debt by $125 million. The Company expects to reduce Net Debt by approximately $25 million in the third quarter of 2025 and approximately $160 million in the fourth quarter.
Third-Quarter 2025 Guidance
The table below reflects the Company's guidance for production and capital investments.

3Q-25E
Total production (MBOE/d)	128.0 - 134.0
Oil production (MBO/d)	58.0 - 62.0
Capital investments, excluding non-budgeted acquisitions ($ MM)	$235 - $265

The table below reflects the Company's guidance for select revenue and expense items.

3Q-25E
Average sales price realizations (excluding derivatives):
Oil (% of WTI)	101%
NGL (% of WTI)	21%
Natural gas (% of Henry Hub)	23%

Net settlements received (paid) for matured commodity derivatives ($ MM):
Oil	$11
NGL	$5
Natural gas	$20

Selected average costs & expenses:
Lease operating expenses ($ MM)	$109 - $115
Production and ad valorem taxes (% of oil, NGL and natural gas sales revenues)	6.40%
Oil transportation and marketing expenses ($ MM)	$10.7 - $11.7
Gas gathering, processing and transportation expenses ($ MM)	$5.5 - $6.5
General and administrative expenses (excluding LTIP and transaction expenses, $ MM)	$16.9 - $18.4
General and administrative expenses (LTIP cash, $ MM)	$0.4 - $0.5
General and administrative expenses (LTIP non-cash, $ MM)	$2.7 - $3.1
Depletion, depreciation and amortization ($ MM)	$168 - $178
Conference Call Details
Vital Energy plans to host a conference call at 7:30 a.m. CT on Thursday, August 7, 2025, to discuss its second-quarter 2025 financial and operating results. Supplemental slides will be posted to the Company's website. Interested parties are invited to listen to the call via the Company's website at www.vitalenergy.com, under the tab for "Investor Relations | News & Presentations | Upcoming Events."
About Vital Energy
Vital Energy, Inc. is an independent energy company with headquarters in Tulsa, Oklahoma. Vital Energy's business strategy is focused on the acquisition, exploration and development of oil and natural gas properties in the Permian Basin of West Texas.
Additional information about Vital Energy may be found on its website at www.vitalenergy.com.
Forward-Looking Statements
This press release and any oral statements made regarding the contents of this release, including in the conference call referenced herein, contain forward-looking statements as defined under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, that address activities that Vital Energy assumes, plans, expects, believes, intends, projects, indicates, enables, transforms, estimates or anticipates (and other similar expressions) will, should or may occur in the future are forward-looking statements. The forward-looking statements are based on management’s current belief, based on currently available information, as to the outcome and timing of future events. Such statements are not guarantees of future performance and involve risks, assumptions and uncertainties. General risks relating to Vital Energy include, but are not limited to: the volatility of oil, NGL and natural gas prices, including the Company’s area of operation in the Permian Basin; changes, uncertainty and instability in domestic and global production, supply and demand for oil, NGL and natural gas, and actions by the Organization of the Petroleum Exporting Countries members and other oil exporting nations ("OPEC+"); changes in general economic, business or industry conditions and market volatility, including as a result of slowing growth, inflationary pressures, monetary policy, tariffs, trade barriers, price and exchange controls and other regulatory requirements, including such changes that may be implemented by the United States ("U.S.") and foreign governments; the Company’s ability to execute its strategies, including its ability to successfully identify and consummate strategic acquisitions at purchase prices that are accretive to its financial results and to successfully integrate acquired businesses, assets and properties; the Company’s ability to optimize spacing, drilling and completions techniques in order to maximize its rate of return, cash flows from operations and stockholder value; the ongoing instability and uncertainty in the U.S. and international energy, financial and consumer markets that could adversely affect the liquidity available to the Company and its customers and the demand for commodities, including oil, NGL and natural gas; competition in the oil and gas industry; the Company’s ability to discover, estimate, develop and replace oil, NGL and natural gas reserves and inventory; insufficient transportation capacity in the Permian Basin and challenges associated with such constraint, and the availability and costs of sufficient gathering, processing, storage and export capacity; a decrease in production levels which may impair the Company’s ability to meet its contractual obligations and ability to retain its leases; risks associated with the uncertainty of potential drilling locations and plans to drill in the future; the inability of significant customers to meet their obligations; revisions to the Company’s reserve estimates as a result of changes in commodity prices, decline curves and other uncertainties; the availability and costs of drilling and production equipment, supplies, labor and oil and natural gas processing and other services; ongoing war and political instability in Ukraine, Israel and the Middle East and the effects of such conflicts on the global hydrocarbon market and supply chains; risks related to the geographic concentration of the Company’s assets; the Company’s ability to hedge commercial risk, including commodity price volatility, and regulations that affect the Company’s ability to hedge such risks; the Company’s ability to continue to maintain the borrowing capacity under its Senior Secured Credit Facility or access other means of obtaining capital and liquidity, especially during periods of sustained low commodity prices; the Company’s ability to comply with restrictions contained in its debt agreements, including its Senior Secured Credit Facility and the indentures governing its senior unsecured notes, as well as debt that could be incurred in the future; the Company’s ability to generate sufficient cash to service its indebtedness, fund its capital requirements and generate future profits; drilling and operating risks, including but not limited to, risks related to hydraulic fracturing, securing sufficient electricity to produce its wells without limitation, natural disasters and other matters beyond the Company’s control; U.S. and international economic conditions and legal, tax, political and administrative developments, including the effects of energy, trade and environmental policies and existing and future laws and government regulations; the Company’s ability to comply with federal, state and local regulatory requirements, including the One Big Beautiful Bill Act (the "OBBB Act") and any impact thereon by the OBBB Act taxes, tariffs and international trade; the impact of repurchases, if any, of securities from time to time; the Company’s ability to maintain the health and safety of, as well as recruit and retain, qualified personnel, including senior management or other key personnel, necessary to operate its business; evolving cybersecurity risks such as those involving unauthorized access, denial-of-service attacks, third-party service provider failures, malicious software, data privacy breaches by employees, insiders or others with authorized access, cyber or phishing attacks, ransomware, social engineering, physical breaches or other actions; and the Company’s belief that the outcome of any current legal proceedings will not materially affect its financial results and operations, and other factors, including those and other risks described in its Annual Report on Form 10-K for the year ended December 31, 2024 (the "2024 Annual Report"), subsequent Quarterly Reports on Form 10-Q and those set forth from time to time in other filings with the Securities and Exchange Commission ("SEC"). These documents are available through Vital Energy's website at www.vitalenergy.com under the tab "Investor Relations" or through the SEC's Electronic Data Gathering and Analysis Retrieval System at www.sec.gov. Any of these factors could cause Vital Energy's actual results and plans to differ materially from those in the forward-looking statements. Therefore, Vital Energy can give no assurance that its future results will be as estimated. Any forward-looking statement speaks only as of the date on which such statement is made. Vital Energy does not intend to, and disclaims any obligation to, correct, update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.
This press release and any accompanying disclosures include financial measures that are not in accordance with generally accepted accounting principles ("GAAP"), such as Adjusted Free Cash Flow, Adjusted Net Income, Net Debt and Consolidated EBITDAX. While management believes that such measures are useful for investors, they should not be used as a replacement for financial measures that are in accordance with GAAP. For a reconciliation of such non-GAAP financial measures to the nearest comparable measure in accordance with GAAP, please see the supplemental financial information at the end of this press release.
Unless otherwise specified, references to "average sales price" refer to average sales price excluding the effects of the Company's derivative transactions.
All amounts, dollars and percentages presented in this press release are rounded and therefore approximate.

Vital Energy, Inc.
Selected operating data

	Three months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024
	(unaudited)		(unaudited)
Sales volumes:
Oil (MBbl)	5,655	5,388	11,495	10,715
NGL (MBbl)	3,573	3,173	7,057	6,107
Natural gas (MMcf)	19,908	19,264	39,650	37,798
Oil equivalent (MBOE)(1)	12,546	11,771	25,160	23,121
Average daily oil equivalent sales volumes (BOE/d)(1)	137,864	129,356	139,005	127,038
Average daily oil sales volumes (Bbl/d)(1)	62,140	59,209	63,509	58,872
Average sales prices(1):
Oil ($/Bbl)(2)	$64.65	$81.97	$68.55	$80.03
NGL ($/Bbl)(2)	$14.29	$12.57	$15.98	$14.24
Natural gas ($/Mcf)(2)	$0.53	$(0.28)	$0.96	$0.34
Average sales price ($/BOE)(2)	$34.06	$40.45	$37.31	$41.40
Oil, with commodity derivatives ($/Bbl)(3)	$74.12	$76.90	$74.96	$75.93
NGL, with commodity derivatives ($/Bbl)(3)	$14.93	$12.33	$16.00	$14.05
Natural gas, with commodity derivatives ($/Mcf)(3)	$1.73	$0.70	$1.62	$1.05
Average sales price, with commodity derivatives ($/BOE)(3)	$40.40	$39.66	$41.29	$40.61
Selected average costs and expenses per BOE sold(1):
Lease operating expenses	$8.59	$9.66	$8.40	$9.49
Production and ad valorem taxes	2.10	2.30	2.37	2.50
Oil transportation and marketing expenses	0.85	1.04	0.83	0.95
Gas gathering, processing and transportation expenses	0.43	0.43	0.48	0.32
General and administrative (excluding LTIP and transaction expenses)	1.68	1.67	1.62	1.89
Total selected operating expenses	$13.65	$15.10	$13.70	$15.15
General and administrative (LTIP):
LTIP cash	$(0.01)	$0.03	$(0.01)	$0.10
LTIP non-cash	$0.23	$0.30	$0.24	$0.29
Depletion, depreciation and amortization	$14.86	$14.81	$14.96	$14.72
_______________________________________________________________________________
(1)The numbers presented are calculated based on actual amounts and may not recalculate using the rounded numbers presented in the table above.
(2)Price reflects the average of actual sales prices received when control passes to the purchaser/customer adjusted for quality, certain transportation fees, geographical differentials, marketing bonuses or deductions and other factors affecting the price received at the delivery point.
(3)Price reflects the after-effects of the Company's commodity derivative transactions on its average sales prices. The Company's calculation of such after-effects includes settlements of matured commodity derivatives during the respective periods.

Vital Energy, Inc.
Consolidated balance sheets

(in thousands, except share data)	June 30, 2025	December 31, 2024
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$30,194	$40,179
Accounts receivable, net	242,956	299,698
Derivatives	129,444	101,474
Other current assets	27,836	25,205
Total current assets	430,430	466,556
Property and equipment:
Oil and natural gas properties, full cost method:
Evaluated properties	14,136,321	13,587,040
Unevaluated properties not being depleted	176,117	242,792
Less: accumulated depletion and impairment	(9,915,495)	(8,966,200)
Oil and natural gas properties, net	4,396,943	4,863,632
Midstream and other fixed assets, net	122,022	134,265
Property and equipment, net	4,518,965	4,997,897
Derivatives	33,165	34,564
Operating lease right-of-use assets	82,049	104,329
Deferred income taxes	3,396	239,685
Other noncurrent assets, net	32,446	35,915
Total assets	$5,100,451	$5,878,946
Liabilities and stockholders' equity
Current liabilities:
Accounts payable and accrued liabilities	$158,125	$185,115
Accrued capital expenditures	109,844	95,593
Undistributed revenue and royalties	172,415	187,563
Operating lease liabilities	45,778	73,143
Other current liabilities	59,341	59,725
Total current liabilities	545,503	601,139
Long-term debt, net	2,321,294	2,454,242
Derivatives	19,466	5,814
Asset retirement obligations	75,620	82,941
Operating lease liabilities	27,941	26,733
Other noncurrent liabilities	5,049	7,506
Total liabilities	2,994,873	3,178,375
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized and zero issued and outstanding as of June 30, 2025 and December 31, 2024	—	—
Common stock, $0.01 par value, 80,000,000 shares authorized, and 38,687,645 and 38,144,248 issued and outstanding as of June 30, 2025 and December 31, 2024, respectively	387	381
Additional paid-in capital	3,829,651	3,823,241
Accumulated deficit	(1,724,460)	(1,123,051)
Total stockholders' equity	2,105,578	2,700,571
Total liabilities and stockholders' equity	$5,100,451	$5,878,946

Vital Energy, Inc.
Consolidated statements of operations

	Three months ended June 30,		Six months ended June 30,
(in thousands, except per share data)	2025	2024	2025	2024
	(unaudited)		(unaudited)
Revenues:
Oil sales	$365,605	$441,667	$787,937	$857,451
NGL sales	51,046	39,870	112,785	86,945
Natural gas sales	10,631	(5,371)	37,969	12,874
Other operating revenues	2,345	205	3,116	1,440
Total revenues	429,627	476,371	941,807	958,710
Costs and expenses:
Lease operating expenses	107,750	113,742	211,235	219,470
Production and ad valorem taxes	26,356	27,079	59,581	57,693
Oil transportation and marketing expenses	10,649	12,199	20,769	22,032
Gas gathering, processing and transportation expenses	5,380	5,088	12,136	7,464
General and administrative	23,791	23,573	46,471	52,929
Organizational restructuring expenses	4,627	—	4,627	—
Depletion, depreciation and amortization	186,424	174,298	376,324	340,405
Impairment expense	427,046	—	585,287	—
Other operating expenses, net	2,263	2,593	4,176	3,611
Total costs and expenses	794,286	358,572	1,320,606	703,604
Gain (loss) on disposal of assets, net	1,255	36	1,365	166
Operating income (loss)	(363,404)	117,835	(377,434)	255,272
Non-operating income (expense):
Gain (loss) on derivatives, net	68,993	7,658	113,164	(144,489)
Interest expense	(49,854)	(40,690)	(100,234)	(84,111)
Loss on extinguishment of debt, net	—	(40,301)	—	(66,115)
Other income (expense), net	863	2,609	1,216	4,674
Total non-operating income (expense), net	20,002	(70,724)	14,146	(290,041)
Income (loss) before income taxes	(343,402)	47,111	(363,288)	(34,769)
Income tax benefit (expense)	(239,170)	(10,409)	(238,121)	5,340
Net income (loss)	(582,572)	36,702	(601,409)	(29,429)
Preferred stock dividends	—	(303)	—	(652)
Net income (loss) available to common stockholders	$(582,572)	$36,399	$(601,409)	$(30,081)
Net income (loss) per common share:
Basic	$(15.43)	$1.00	$(15.97)	$(0.84)
Diluted	$(15.43)	$0.98	$(15.97)	$(0.84)
Weighted-average common shares outstanding:
Basic	37,761	36,381	37,670	35,973
Diluted	37,761	37,605	37,670	35,973

Vital Energy, Inc.
Consolidated statements of cash flows

	Three months ended June 30,		Six months ended June 30,
(in thousands)	2025	2024	2025	2024
	(unaudited)		(unaudited)
Cash flows from operating activities:
Net income (loss)	$(582,572)	$36,702	$(601,409)	$(29,429)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Share-settled equity-based compensation, net	3,233	3,934	6,837	7,435
Depletion, depreciation and amortization	186,424	174,298	376,324	340,405
Impairment expense	427,046	—	585,287	—
Mark-to-market on derivatives:
(Gain) loss on derivatives, net	(68,993)	(7,658)	(113,164)	144,489
Settlements received (paid) for matured derivatives, net	79,558	(9,262)	100,245	(18,262)
Loss on extinguishment of debt, net	—	40,301	—	66,115
Deferred income tax (benefit) expense	238,100	9,347	236,289	(7,577)
Other, net	10,319	7,027	19,870	12,429
Changes in operating assets and liabilities:
Accounts receivable, net	11,387	65,137	56,742	13,662
Other current assets	(3,078)	(1,961)	(3,068)	(7,607)
Other noncurrent assets, net	(675)	1,906	(4,309)	1,549
Accounts payable and accrued liabilities	(5,236)	(7,803)	(26,990)	(16,867)
Undistributed revenue and royalties	(20,760)	29,133	(15,148)	16,268
Other current liabilities	(15,081)	964	1,018	(20,383)
Other noncurrent liabilities	(7,331)	(3,664)	(15,198)	(5,236)
Net cash provided by (used in) operating activities	252,341	338,401	603,326	496,991
Cash flows from investing activities:
Acquisitions of oil and natural gas properties, net	—	(299)	(1,636)	(4,679)
Capital expenditures:
Oil and natural gas properties	(258,929)	(222,334)	(488,541)	(417,706)
Midstream and other fixed assets	(2,850)	(4,093)	(4,675)	(9,178)
Proceeds from dispositions of capital assets, net of selling costs	1,245	55	22,289	180
Other investing activities	1,233	—	1,140	(952)
Net cash provided by (used in) investing activities	(259,301)	(226,671)	(471,423)	(432,335)
Cash flows from financing activities:
Borrowings on Senior Secured Credit Facility	215,000	275,000	365,000	405,000
Payments on Senior Secured Credit Facility	(205,000)	(450,000)	(500,000)	(450,000)
Issuance of senior unsecured notes	—	201,500	—	1,001,500
Extinguishment of debt	—	(498,696)	—	(952,214)
Stock exchanged for tax withholding	(33)	(9)	(3,956)	(3,420)
Payments for debt issuance costs	—	(4,564)	—	(20,285)
Other, net	(1,462)	(1,722)	(2,932)	(2,734)
Net cash provided by (used in) financing activities	8,505	(478,491)	(141,888)	(22,153)
Net increase (decrease) in cash and cash equivalents	1,545	(366,761)	(9,985)	42,503
Cash and cash equivalents, beginning of period	28,649	423,325	40,179	14,061
Cash and cash equivalents, end of period	$30,194	$56,564	$30,194	$56,564

Vital Energy, Inc.
Supplemental reconciliations of GAAP to non-GAAP financial measures

Non-GAAP financial measures
The non-GAAP financial measures of Adjusted Free Cash Flow, Adjusted Net Income, Consolidated EBITDAX, Net Debt and Net Debt to Consolidated EBITDAX, as defined by the Company, may not be comparable to similarly titled measures used by other companies. Furthermore, these non-GAAP financial measures should not be considered in isolation or as a substitute for GAAP measures of liquidity or financial performance, but rather should be considered in conjunction with GAAP measures, such as net income or loss, operating income or loss or cash flows from operating activities.
Adjusted Free Cash Flow
Adjusted Free Cash Flow is a non-GAAP financial measure that the Company defines as net cash provided by (used in) operating activities (GAAP) before net changes in operating assets and liabilities and transaction expenses related to non-budgeted acquisitions, less capital investments, excluding non-budgeted acquisition costs. Management believes Adjusted Free Cash Flow is useful to management and investors in evaluating operating trends in its business that are affected by production, commodity prices, operating costs and other related factors. There are significant limitations to the use of Adjusted Free Cash Flow as a measure of performance, including the lack of comparability due to the different methods of calculating Adjusted Free Cash Flow reported by different companies.
This release also includes certain forward-looking non-GAAP measures. Due to the forward-looking nature of such measures, no reconciliations of these non-GAAP measures to their respective most directly comparable GAAP measure are available without unreasonable efforts. This is due to the inherent difficulty of forecasting the timing or amount of various reconciling items that would impact the most directly comparable forward-looking GAAP financial measure, that have not yet occurred, are out of the Company’s control and/or cannot be reasonably predicted. Accordingly, such reconciliations are excluded from this release. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures.
The following table presents a reconciliation of net cash provided by (used in) operating activities (GAAP) to Adjusted Free Cash Flow (non-GAAP) for the periods presented:

	Three months ended June 30,		Six months ended June 30,
(in thousands)	2025	2024	2025	2024
	(unaudited)		(unaudited)
Net cash provided by (used in) operating activities	$252,341	$338,401	$603,326	$496,991
Less:
Net changes in operating assets and liabilities	(40,774)	83,712	(6,953)	(18,614)
General and administrative (transaction expenses)	—	(15)	—	(347)
Cash flows from operating activities before net changes in operating assets and liabilities and transaction expenses related to non-budgeted acquisitions	293,115	254,704	610,279	515,952
Less capital investments, excluding non-budgeted acquisition costs:
Oil and natural gas properties(1)	254,195	205,521	505,459	418,786
Midstream and other fixed assets(1)	2,830	4,489	4,237	9,124
Total capital investments, excluding non-budgeted acquisition costs	257,025	210,010	509,696	427,910
Adjusted Free Cash Flow (non-GAAP)	$36,090	$44,694	$100,583	$88,042
_____________________________________________________________________________
(1)Includes capitalized share-settled equity-based compensation and asset retirement costs.

Adjusted Net Income
Adjusted Net Income is a non-GAAP financial measure that the Company defines as net income or loss (GAAP) plus adjustments for mark-to-market on derivatives, premiums paid or received for commodity derivatives that matured during the period, organizational restructuring expenses, impairment expense, gains or losses on disposal of assets, income taxes, other non-recurring income and expenses and adjusted income tax expense. Management believes Adjusted Net Income helps investors in the oil and natural gas industry to measure and compare the Company's performance to other oil and natural gas companies by excluding from the calculation items that can vary significantly from company to company depending upon accounting methods, the book value of assets and other non-operational factors.
The following table presents a reconciliation of net income (loss) (GAAP) to Adjusted Net Income (non-GAAP) for the periods presented:

	Three months ended June 30,		Six months ended June 30,
(in thousands, except per share data)	2025	2024	2025	2024
	(unaudited)		(unaudited)
Net income (loss)	$(582,572)	$36,702	$(601,409)	$(29,429)
Plus:
Mark-to-market on derivatives:
(Gain) loss on derivatives, net	(68,993)	(7,658)	(113,164)	144,489
Settlements received (paid) for matured derivatives, net	79,558	(9,262)	100,245	(18,262)
Organizational restructuring expenses	4,627	—	4,627	—
Impairment expense	427,046	—	585,287	—
(Gain) loss on disposal of assets, net	(1,255)	(36)	(1,365)	(166)
Loss on extinguishment of debt, net	—	40,301	—	66,115
Income tax (benefit) expense	239,170	10,409	238,121	(5,340)
General and administrative (transaction expenses)	—	15	—	347
Adjusted income before adjusted income tax expense	97,581	70,471	212,342	157,754
Adjusted income tax expense(1)	(21,468)	(15,504)	(46,715)	(34,706)
Adjusted Net Income (non-GAAP)	$76,113	$54,967	$165,627	$123,048
Net income (loss) per common share:
Basic	$(15.43)	$1.00	$(15.97)	$(0.84)
Diluted	$(15.43)	$0.98	$(15.97)	$(0.84)
Adjusted Net Income per common share:
Basic	$2.02	$1.51	$4.40	$3.42
Diluted	$2.02	$1.46	$4.40	$3.42
Adjusted diluted	$2.02	$1.46	$4.39	$3.30
Weighted-average common shares outstanding:
Basic	37,761	36,381	37,670	35,973
Diluted	37,761	37,605	37,670	35,973
Adjusted diluted	37,762	37,605	37,749	37,264
_______________________________________________________________________________
(1)Adjusted income tax expense is calculated by applying a statutory tax rate of 22% for each of the periods ended June 30, 2025 and 2024.

Consolidated EBITDAX
Consolidated EBITDAX is a non-GAAP financial measure defined in the Company's Senior Secured Credit Facility as net income or loss (GAAP) plus adjustments for share-settled equity-based compensation, depletion, depreciation and amortization, impairment expense, organizational restructuring expenses, gains or losses on disposal of assets, mark-to-market on derivatives, accretion expense, interest expense, income taxes and other non-recurring income and expenses. Consolidated EBITDAX provides no information regarding a company's capital structure, borrowings, interest costs, capital expenditures, working capital movement or tax position. Consolidated EBITDAX does not represent funds available for future discretionary use because it excludes funds required for debt service, capital expenditures, working capital, income taxes, franchise taxes and other commitments and obligations. However, management believes Consolidated EBITDAX is useful to an investor because this measure:
•is used by investors in the oil and natural gas industry to measure a company's operating performance without regard to items that can vary substantially from company to company depending upon accounting methods, the book value of assets, capital structure and the method by which assets were acquired, among other factors;
•helps investors to more meaningfully evaluate and compare the results of the Company's operations from period to period by removing the effect of the Company's capital structure from the Company's operating structure; and
•is used by management for various purposes, including (i) as a measure of operating performance, (ii) as a measure of compliance under the Senior Secured Credit Facility, (iii) in presentations to the board of directors and (iv) as a basis for strategic planning and forecasting.
There are significant limitations to the use of Consolidated EBITDAX as a measure of performance, including the inability to analyze the effect of certain recurring and non-recurring items that materially affect the Company's net income or loss and the lack of comparability of results of operations to different companies due to the different methods of calculating Consolidated EBITDAX, or similarly titled measures, reported by different companies. The Company is subject to financial covenants under the Senior Secured Credit Facility, one of which establishes a maximum permitted ratio of Net Debt, as defined in the Senior Secured Credit Facility, to Consolidated EBITDAX. See Note 7 in the 2024 Annual Report for additional discussion of the financial covenants under the Senior Secured Credit Facility. Additional information on Consolidated EBITDAX can be found in the Company's Eleventh Amendment to the Senior Secured Credit Facility, as filed with the SEC on September 13, 2023.
The following table presents a reconciliation of net income (loss) (GAAP) to Consolidated EBITDAX (non-GAAP) for the periods presented:

	Three months ended June 30,		Six months ended June 30,
(in thousands)	2025	2024	2025	2024
	(unaudited)		(unaudited)
Net income (loss)	$(582,572)	$36,702	$(601,409)	$(29,429)
Plus:
Share-settled equity-based compensation, net	3,233	3,934	6,837	7,435
Depletion, depreciation and amortization	186,424	174,298	376,324	340,405
Impairment expense	427,046	—	585,287	—
Organizational restructuring expenses	4,627	—	4,627	—
(Gain) loss on disposal of assets, net	(1,255)	(36)	(1,365)	(166)
Mark-to-market on derivatives:
(Gain) loss on derivatives, net	(68,993)	(7,658)	(113,164)	144,489
Settlements received (paid) for matured derivatives, net	79,558	(9,262)	100,245	(18,262)
Accretion expense	977	1,036	2,011	2,056
Interest expense	49,854	40,690	100,234	84,111
Loss extinguishment of debt, net	—	40,301	—	66,115
Income tax (benefit) expense	239,170	10,409	238,121	(5,340)
General and administrative (transaction expenses)	—	15	—	347
Consolidated EBITDAX (non-GAAP)	$338,069	$290,429	$697,748	$591,761

The following table presents a reconciliation of net cash provided by (used in) operating activities (GAAP) to Consolidated EBITDAX (non-GAAP) for the periods presented:

	Three months ended June 30,		Six months ended June 30,
(in thousands)	2025	2024	2025	2024
	(unaudited)		(unaudited)
Net cash provided by (used in) operating activities	$252,341	$338,401	$603,326	$496,991
Plus:
Interest expense	49,854	40,690	100,234	84,111
Organizational restructuring expenses	4,627	—	4,627	—
Current income tax (benefit) expense	1,070	1,062	1,832	2,237
Net changes in operating assets and liabilities	40,774	(83,712)	6,953	18,614
General and administrative (transaction expenses)	—	15	—	347
Other, net	(10,597)	(6,027)	(19,224)	(10,539)
Consolidated EBITDAX (non-GAAP)	$338,069	$290,429	$697,748	$591,761

Net Debt
Net Debt is a non-GAAP financial measure defined in the Company's Senior Secured Credit Facility as the face value of long-term debt plus any outstanding letters of credit, less cash and cash equivalents, where cash and cash equivalents are capped at $100 million when there are borrowings on the Senior Secured Credit Facility. Management believes Net Debt is useful to management and investors in determining the Company's leverage position since the Company has the ability, and may decide, to use a portion of its cash and cash equivalents to reduce debt.

(in thousands)	June 30, 2025	December 31, 2024
	(unaudited)
Total senior unsecured notes	$1,600,578	$1,600,578
Senior Secured Credit Facility	745,000	880,000
Total long-term debt	$2,345,578	$2,480,578
Less: cash and cash equivalents	30,194	40,179
Net Debt (non-GAAP)	$2,315,384	$2,440,399
Net Debt to Consolidated EBITDAX
Net Debt to Consolidated EBITDAX is a non-GAAP financial measure defined in the Company's Senior Secured Credit Facility as Net Debt divided by Consolidated EBITDAX for the previous four quarters, which requires various treatment of asset transaction impacts. Net Debt to Consolidated EBITDAX is used by the Company’s management for various purposes, including as a measure of operating performance, in presentations to its board of directors and as a basis for strategic planning and forecasting.
Investor Contact:
Ron Hagood
918.858.5504
ir@vitalenergy.com